Exhibit 99.1
NEWS RELEASE
For Immediate Release
March 7, 2013
MAXWELL TECHNOLOGIES TO RESTATE PRIOR FINANCIAL RESULTS
SAN DIEGO, Calif.-Maxwell Technologies, Inc. (NASDAQ: MXWL) announced today that on March 1, 2013, the audit committee of its board of directors concluded that the previously issued financial statements contained in its annual report on Form 10-K for the year ended December 31, 2011, and all unaudited quarterly reports on Form 10-Q in 2011 and 2012 (collectively, the “Prior Periods”), as well its selected financial data for the related periods, should no longer be relied upon because of errors in those financial statements. The errors relate to the timing of recognition of revenue from sales to certain distributors.
In addition to the financial statements for the Prior Periods, related press releases furnished on current reports on Form 8-K, reports and stockholder communications describing its financial statements for the Prior Periods and the report of its independent registered public accounting firm, McGladrey LLP (formerly McGladrey & Pullen, LLP), related to the year ended December 31, 2011, should no longer be relied upon.
The conclusion that the financial statements for the Prior Periods cannot be relied upon is the result of an investigation by Maxwell's audit committee, with the assistance of independent outside counsel and forensic accountants. The investigation commenced following receipt of information concerning potential recognition of revenue prior to the satisfaction of certain of the criteria required to be met to recognize revenue.
The investigation discovered arrangements with certain distributors regarding the payment terms for sales to such distributors with respect to certain transactions. These arrangements had not been communicated to Maxwell's finance and accounting department and, therefore, had not been considered when recording revenue on shipments to these distributors. Based on the terms of the agreements with these distributors as they were known to the finance and accounting department, it had been the policy to account for revenue related to shipments to these distributors as title passed to the distributor at either shipment from Maxwell's facilities or receipt at the distributor's facility, assuming all other revenue recognition criteria had been achieved. As a result of the arrangements discovered during the investigation, Maxwell does not believe that a fixed or determinable sales price existed at the time of shipment to these distributors, nor was collection reasonably assured, at least with respect to certain transactions. Therefore, the revenue from such sales should not have been recognized at the time of shipment to these distributors.
Maxwell believes that the impact to the Prior Periods of correcting the errors in revenue recognition related to sales transactions to these distributors will be to decrease previously reported revenues and profits for 2011 and the first three quarters of 2012, and to increase revenue and profits by the same amounts in subsequent periods.
Maxwell believes that the restatement of revenue related to these distributors will decrease previously reported revenues for fiscal year 2011 by approximately $6.5 million and decrease revenues in the first three quarters of 2012 by approximately $5.5 million in the aggregate.
Maxwell also believes that the restatement of revenue related to these distributors will result in shipments to these distributors for which title has passed to the distributor, but for which the revenue recognition criteria has not been fully achieved, of approximately $12.0 million as of September 30, 2012. Of the shipments to these distributors that had not been collected as of September 30, 2012, and therefore not recognized as revenue, Maxwell collected $4.6 million in the fourth quarter of 2012 and $3.0 million to date in the first quarter of 2013, leaving $4.4 million outstanding that will be recognized as revenue as Maxwell receives payments in the future.
Maxwell is in the process of evaluating deficiencies in its internal controls over financial reporting and have preliminarily concluded that it has material weaknesses in its internal controls over financial reporting related to the identification and evaluation of revenue transactions which deviate from contractually established payment terms and therefore has preliminarily concluded that its internal controls over financial reporting and disclosure are not effective. Maxwell intends to design and implement controls to remediate these deficiencies.
As a result of the investigation, certain employees were terminated and Maxwell's Sr. Vice President of Sales and Marketing resigned.

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The Company, including the audit committee, has discussed the foregoing matters with Maxwell's independent registered public accounting firm, McGladrey LLP. The audit committee has authorized and directed the officers of the Company to take the appropriate and necessary actions to restate its financial statements for the Prior Periods. Maxwell intends to file restated financial statements for the Prior Periods as soon as reasonable practicable.
About Maxwell Technologies, Inc.
Maxwell is a leading developer and manufacturer of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, automotive, transportation and information technology. Our high-voltage capacitors products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications.
Forward Looking Statements
Information in this Form 8-K regarding the status and determinations resulting from our audit committee's independent investigation, as well as other expectations and beliefs, are forward-looking statements that involve risks and uncertainties. These statements include statements regarding the effects of the restatement of our past financial statements and the effects of the restatement on past and future results of operations and revenues; and the expected timing of filing of our required periodic reports. All forward-looking statements included in this Form 8-K are based upon information available to us as of the date of this Form 8-K, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the final conclusions of the audit committee (and the timing of such conclusions) concerning matters relating to the independent investigation, the discovery of additional information relevant to the independent investigation, any additional conclusions of the audit committee (and the timing of such conclusions) concerning matters relating to our revenue recognition, the timing of the review by, and the conclusions of, our independent registered public accounting firm regarding our revenue recognition and related accounting, accounting adjustments to our financial statements for certain periods, the application of accounting or tax principles in an unanticipated manner, an unanticipated delay in the preparation and filing of our required reports with the SEC or an inability to meet the requirements of the NASDAQ Global Market for continued listing of our shares and other risks detailed from time to time in our SEC reports and filings, including our annual report on Form 10-K, filed on February 16, 2012 and subsequent quarterly reports on Form 10-Q.
The independent investigation of the audit committee is ongoing, and the determinations discussed in this press release are preliminary. In addition, the investigation and possible conclusions have had and may in the future have an impact on the amount and timing of revenue; accounting adjustments to our financial statements for the periods in question; our ability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the NASDAQ Global Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder or employee litigation and action by the SEC and/or other governmental agencies; and negative tax or other implications for us resulting from any accounting adjustments or other factors.
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Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com